SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2013
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Stockholders of the Company was held on Wednesday, April 24, 2013. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

(a) Votes regarding the reelection of Jere A. Drummond, John R. McKernan, Jr., Ernest J. Novak, Jr., and James R. Verrier to the board of directors:

	For	Against	Withheld/Abstention	Broker Non-Votes
Drummond	86,939,995	4,754,094	1,005,460	5,002,241
McKernan	91,738,960	502,301	458,288	5,002,241
Novak	91,397,607	844,153	457,789	5,002,241
Verrier	88,475,796	3,596,609	627,144	5,002,241

(b) Votes regarding the selection of the appointment of PriceWaterhouseCoopers LLP as independent auditors of the Company to serve for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes
97,166,918	118,469	416,403	5,002,241

(c) Advisory approval of the Company's executive compensation:

For	Against	Abstain	Broker Non-Votes
87,548,441	3,663,790	1,487,318	5,002,241

(d) Advisory approval of stockholder proposal concerning declassification of the Company's board of directors:

For	Withhold	Abstain	Broker Non-Votes
91,244,495	997,517	457,537	5,002,241

In view of stockholder support for declassification, the Board of Directors expects to consider the advisability of proposing amendment of the Company's Certificate of Incorporation to allow all director nominees to stand for annual election or re-election as their three-year terms expire. The Company expects that a proposal to amend the Certificate of Incorporation would be considered by stockholders at the Annual Meeting of Stockholder's to be held in 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Dated: April 26, 2013	By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Its: Secretary